UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 15, 2012

Date of Report (Date of earliest event reported)

DIGITAL GENERATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27644	94-3140772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 581-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Transition and Consulting Agreement with Omar Choucair

On February 15, 2012, Digital Generation, Inc. (the “Company”) announced that Omar Choucair will be resigning as Chief Financial Officer effective as of May 31, 2012.  Mr. Choucair will serve as a consultant to the Company following his termination of employment through June 30, 2013 (the “Consulting Period”) to assist the Company with various endeavors.  Mr. Choucair will also resign from his position as a member of the Board of Directors of the Company as of May 31, 2012.

Pursuant to the employment transition and consulting agreement to be entered into between Mr. Choucair and the Company (the “Transition Agreement”), Mr. Choucair will continue to be employed as the Chief Financial Officer of the Company on the same terms and conditions of employment as are currently in effect through May 31, 2012.  He will be eligible for a target bonus of $83,500 for this period of employment.  In addition, he will be entitled to receive an annual bonus for 2011 in the amount of $162,150, payable by March 15, 2012.   Following his termination of employment, Mr. Choucair will receive cash severance equal to $177,500, payable in a lump sum before March 1, 2013.  For the first six months of the Consulting Period, Mr. Choucair will receive consulting fees in the amount of $28,000 per month.  During the final seven months of the Consulting Period, Mr. Choucair will receive consulting fees in the amount of $1,750 per month.  Additionally, pursuant to the Transition Agreement, Mr. Choucair will receive full vesting credit under his outstanding equity awards on the date of his termination of employment and those equity awards will continue to be exercisable, if applicable, for the duration of the Consulting Period.  Mr. Choucair is also entitled to continued health coverage at the Company’s expense through June 30, 2013.  The foregoing severance benefits and consulting compensation are conditioned on Mr. Choucair’s execution of general release of claims in favor of the Company.

The above summary is qualified in its entirety by reference to the full text of the Employment Transition and Consulting Agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2012

DIGITAL GENERATION, INC.

By:	/s/ Neil Nguyen
Name:	Neil Nguyen
Title:	Chief Executive Officer and President

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